UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2013 (October 11, 2013)

Michael Baker Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6627	25-0927646
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Airside Drive

Moon Township, Pennsylvania 15108

(Address of Principal Executive Offices, including Zip Code)

(412) 269-6300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, Michael Baker Corporation, a Pennsylvania corporation (“Baker”), entered into an Agreement and Plan of Merger dated as of July 29, 2013 (as amended, the “Merger Agreement”), by and among Baker, Integrated Mission Solutions, LLC, a Delaware limited liability company that is now known as Michael Baker International, LLC (“Baker International”), and CDL Acquisition Co. Inc. (as successor to Project Steel Merger Sub, Inc.), a Pennsylvania corporation (“Merger Sub”), providing for the merger of Merger Sub with and into Baker, with Baker as the surviving corporation and a wholly owned subsidiary of Baker International (the “Merger”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 9, 2013, Merger Sub commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of Baker’s common capital stock (“Shares”), at a price per share of $40.50 (the “Offer Price”), net to the seller in cash, without interest and subject to any applicable withholding taxes.

Item 1.01 Entry into a Material Definitive Agreement.

A. New Credit Facility

On October 11, 2013, in connection with the Merger, Baker and certain other subsidiaries of Baker International (collectively, the “Borrowers”) entered into a Credit Agreement (the “Credit Agreement”) and related security and other agreements for up to $125.0 million of asset-based revolving credit borrowings (the “New Credit Facility”), of which $57.5 million of borrowings were incurred on October 11, 2013, with the lenders from time to time party thereto (the “Lenders”), Jefferies Finance LLC, as lead arranger and book running manager, Jefferies Finance LLC, as syndication agent, CIT Finance LLC, as documentation agent, RBS Citizens Business Capital, a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, N.A., as administrative agent (in such capacity, the “Administrative Agent”) Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Collateral Agent”), Citizens Bank of Pennsylvania, as swingline lender and Wells Fargo Bank, National Association and Citizens Bank of Pennsylvania, as issuing banks.

The New Credit Facility is subject to borrowing base and certain other restrictions. The borrowing base is calculated using a formula based on certain eligible billed and unbilled receivables. Availability is also subject to customary reserves that may be imposed by the Administrative Agent in its permitted discretion. Available borrowings under the New Credit Facility at any given time are equal to the lesser of (1) the aggregate commitments under the facility and (2) the borrowing base, in either case, minus the amount of credit extensions to, and letter of credit usage by, the borrowers, subject to certain sublimits for swingline borrowings and letters of credit.

Interest Rate and Fees

Borrowings under the New Credit Facility bear interest at a rate equal to, at the Borrowers’ option, but subject to customary conditions, either (a) a base rate determined by reference to the highest of (1) the base rate in effect on such date as determined by the Administrative Agent, (2) the federal funds rate plus 0.50% and (3) the one-month LIBOR rate plus 1.0%, or (b) a LIBOR rate, determined by reference to a reported rate for U.S. Dollar deposits in the London interbank market for the interest period applicable to such borrowing adjusted for certain additional costs, in either case, plus a margin based on daily average undrawn availability, tested quarterly. If daily average undrawn availability for any calendar quarter is (1) greater than 66.7% of total availability, the base rate margin is 1.50% and the LIBOR rate margin is 2.50%, (2) less than or equal to 66.7% of total availability but greater than 33.3% of total availability, the base rate margin is 1.75% and the LIBOR rate margin is 2.75%, and (3) less than or equal to 33.3% of total availability, the base rate margin is 2.00% and the LIBOR rate margin is 3.00%.

The New Credit Facility requires payment of an unused line fee, subject to quarterly adjustment based on the daily average utilization under the New Credit Facility for each calendar quarter. The unused line fee is 0.375% if the daily average utilization for a calendar quarter is equal to or greater than 50% of the aggregate commitments under our New Credit Facility, and 0.50% if the daily average utilization for a calendar quarter is less than 50% of the aggregate commitments under the New Credit Facility. A letter of credit fee at the then applicable margin for LIBOR rate borrowings plus other customary fronting fees and administrative charges is payable on any letters of credit issued and outstanding under the New Credit Facility. The New Credit Facility also requires customary agency fees to be paid to the Administrative Agent and the Collateral Agent in connection with the New Credit Facility.

Mandatory Prepayments

If at any time the amount of the applicable credit extensions under the New Credit Facility exceeds the maximum amount permitted, the Borrowers will be required to repay outstanding loans in an aggregate amount equal to such excess, with no reduction of the commitment amount, and in certain circumstances, letter of credit obligations and bank product obligations will be subject to cash collateralization requirements.

The Borrowers must also make mandatory prepayments with no reduction of the commitment amount with the net proceeds of certain asset sales and casualty events (which amounts may be reborrowed subject to the applicable borrowing conditions).

Furthermore, during any period when (a) the Borrowers’ excess availability is less than $18.75 million or (b) an event of default exists until either (i) excess availability for 60 consecutive days has been at least $18.75 million or (ii) no event of default exists, as applicable, all amounts on deposit in certain deposit and securities accounts shall be used to make mandatory prepayments with no reduction of the commitment amount.

Voluntary Prepayments

The Borrowers are permitted to voluntarily reduce the unutilized portion of the commitment amount upon at least five business days’ prior written notice to the Administrative Agent and repay outstanding loans at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity

There is no scheduled amortization under the New Credit Facility. The principal amount outstanding of the loans under the New Credit Facility, plus interest accrued and unpaid thereon, will be due and payable in full on April 11, 2018.

Security

Subject to certain exceptions, all obligations under the New Credit Facility are secured on a first priority basis by substantially all the assets of the Borrowers and the guarantors thereunder, which assets also secure the Notes (as defined below) on a second priority basis.

Certain Covenants and Events of Default

The New Credit Facility contains a number of negative covenants that, among other things and subject to certain exceptions, restrict the Borrowers’ and their subsidiaries’ ability to: incur additional indebtedness; create liens; engage in sale-leaseback transactions; make investments, loans, advances, capital expenditures and acquisitions; consolidate or merge or engage in certain other fundamental changes; sell assets, including assets of our subsidiaries; pay dividends and make certain other distributions to shareholders; prepay, redeem or retire indebtedness (other than indebtedness under the New Credit Facility); engage in certain transactions with affiliates; create subsidiaries; and change their line of business.

The New Credit Facility also contains certain customary affirmative covenants, springing financial covenants and events of default.

B. 8.25% Senior Notes Due 2018

On October 11, 2013, Baker International and Merger Sub issued $350 million in aggregate principal amount of their 8.25% senior secured notes due 2018 (the “Notes”) under an indenture, dated as of October 11, 2013 (as amended by the First Supplemental Indenture (as defined below), the “Indenture”), among Baker International and Merger Sub, as issuers, the guarantors listed on signature pages thereto (the “Initial Guarantors”) and Wilmington Trust, National Association, as trustee and collateral agent (collectively in such capacities, the “Trustee”). The Notes were offered and sold pursuant to a Purchase Agreement, dated as of October 7, 2013, among Integrated Mission Solutions, LLC (now known as Baker International), Merger Sub, the Initial Guarantors and Jefferies LLC (the “Initial Purchaser”). Following the consummation of the Merger on October 11, 2013, Baker (succeeding to Merger Sub’s obligations as a co-issuer of the Notes by merger with Merger Sub), Baker

International (together with Baker, the “Issuers”), the Initial Guarantors, the additional guarantors identified therein (the “Additional Guarantors” and, together with the Initial Guarantors, the “Guarantors”) and the Trustee executed the First Supplemental Indenture to the Indenture, pursuant to which certain subsidiaries of Baker acceded to the terms of the Indenture and agreed to guarantee the Notes. The Notes bear interest at a rate of 8.25% per annum, and interest is payable in cash, semi-annually, in arrears, on April 15 and October 15 of each year, commencing on April 15, 2014. The Notes will mature on October 15, 2018.

Subject to certain exceptions and permitted liens, all obligations under the Notes are secured on a second priority basis by substantially all of the assets of the Issuers and the Guarantors, which assets also secure borrowings under the New Credit Facility on a first priority basis. The Notes are senior secured obligations of the Issuers and the Guarantors and rank senior in right of payment to all of the Issuers and the Guarantors’ subordinated indebtedness and equal in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior indebtedness, including indebtedness under the New Credit Facility. Pursuant to the terms of an intercreditor agreement, the Notes and the guarantees will be effectively subordinated to any borrowings under the New Credit Facility to the extent of the value of the collateral that will secure such indebtedness.

At any time and from time to time prior to April 15, 2016, the Issuers may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon notice and the other procedures as provided in the Indenture, at a redemption price equal to 108.250% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time prior to April 15, 2016, the Issuers may redeem all or a part of the Notes, upon payment of a “make-whole premium” as set forth in the Indenture, plus accrued and unpaid interest, if any, to the date of redemption. In addition, the Issuers may redeem the Notes, in whole or in part, at any time and from time to time on or after April 15, 2016 at the applicable redemption price as set forth in the Indenture, plus accrued and unpaid interest, if any, to the date of redemption.

Upon certain change of control events, each noteholder may require the Issuers to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. The Issuers and the Guarantors also may be required to use the net proceeds of certain asset sales to repurchase Notes at an offer price in cash equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of the repurchase.

The Indenture provides that each of the following is an event of default with respect to the Notes: (1) default for 30 days in the payment when due of interest on the Notes; (2) default in payment when due of the principal of, or premium, if any, on the Notes; (3) failure by Baker International or any of its restricted subsidiaries to comply with certain covenants relating to merger, consolidation, change of control offers or sale of assets or failure by Baker International or any of its restricted subsidiaries for 30 days after notice to the Issuers by the Trustee or the noteholders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with certain covenants relating to restricted payments, incurrence of indebtedness and issuance of preferred stock; (4) failure by Baker International or any of its restricted subsidiaries for 60 days after receipt of written notice given by the Trustee or the noteholders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with any of the other obligations, covenants or agreements contained in the Indenture, the Notes, the guarantees and the collateral documents; (5) default under any mortgage, indenture or instrument for money borrowed by Baker International or any of its restricted subsidiaries or the payment of which is guaranteed by Baker International or any of its restricted subsidiaries, whether such indebtedness or guarantee now exists or is created after the date of the Indenture, if both: (a) such default either results from the failure to pay any principal of, premium or interest, if any, on such indebtedness (after giving effect to any applicable grace periods) or results in the acceleration of such indebtedness prior to its express maturity; and (b) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay the principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $10 million or more; (6) failure by Baker International or any of its restricted subsidiaries to pay final judgments aggregating in excess of $10 million and that are not covered by insurance from an unaffiliated insurance company, which judgments are not paid, discharged or stayed for a period of 60 days; (7) except as expressly permitted by the Indenture, the collateral documents or the intercreditor agreement, with respect to any assets or property having a fair market value in excess of $5.0 million, any of the collateral documents shall cease to be in full force and effect or a guarantor shall so assert or any security interest shall cease to be enforceable, except solely as a result of the collateral agent taking any action in its sole control; (8) except as permitted by the Indenture, any note guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases to be in full force and effect, or any guarantor or person acting on behalf of any guarantor denies or disaffirms its obligations under its note guarantee; or (9) certain events of bankruptcy or insolvency with respect to either Issuer or any restricted subsidiary that is a significant subsidiary (or any group of restricted subsidiaries that together would constitute a significant subsidiary).

If any event of default occurs and is continuing, the Trustee or the noteholders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all of the then outstanding Notes to be due and payable immediately. If certain bankruptcy or insolvency events of default occur with respect to the Issuers, all outstanding Notes will become due and payable without any other act on the part of the Trustee or the noteholders.

The Indenture contains customary covenants, subject to a number of exceptions and qualifications.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on October 11, 2013, Baker terminated the Credit Agreement (the “Old Credit Agreement”), dated September 30, 2010, by and between Baker and Citizens Bank of Pennsylvania, PNC Bank, National Association and Wells Fargo Bank, National Association. No amounts were outstanding under the Old Credit Agreement following consummation of the Merger.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 8, 2013, Baker announced the completion of the Offer. The Offer expired at 12:00 midnight, New York City time, on October 7, 2013 (which was the end of the day on October 7, 2013). Based on the final information provided by American Stock Transfer & Trust Company, LLC, the depositary for the Offer, 8,235,610 Shares were validly tendered in the Offer and not validly withdrawn, representing approximately 84.98% of all outstanding Shares. As a result, the minimum tender condition was satisfied. Merger Sub promptly accepted for payment all Shares validly tendered and not validly withdrawn, in accordance with the terms of the Offer.

As a result of the purchase of Shares in the Offer, on October 11, 2013, Merger Sub and Baker International consummated a “short-form” merger in accordance with Section 1924(b) of the Pennsylvania Business Corporation Law (“PBCL”), pursuant to which Merger Sub merged with and into Baker, with Baker surviving the Merger and continuing as a wholly owned subsidiary of Baker International. At the effective time of the Merger (the “Effective Time”), each Share not purchased in the Offer (except for Shares held by shareholders of Baker who duly exercised their dissenters rights under the PBCL in connection with a “short-form” merger, if any) were cancelled and converted into the right to receive the Offer Price (the “Merger Consideration”), without interest and subject to any applicable withholding taxes (other than Shares held by Baker as treasury stock, held by a wholly owned subsidiary of Baker or held by Baker International or Merger Sub, which were cancelled without consideration).

The aggregate consideration paid by Merger Sub and Baker International pursuant to the Offer and the Merger, without giving effect to related transaction fees and expenses, was approximately $393,851,400, which was funded from the proceeds of the sale of the Notes, initial borrowings under the New Credit Facility, unrestricted cash at Baker and Baker International and a $52.5 million equity contribution from an affiliate of Baker International. The information set forth in Items 1.01, 3.01 and 5.01 is hereby incorporated by reference into this Item 2.01.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Baker’ Current Report on Form 8-K, filed with the SEC on July 29, 2013 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 11, 2013, in connection with the consummation of the Merger, Baker notified the NYSE MKT LLC (the “NYSE MKT”) of its intent to remove the Shares from listing on the NYSE MKT and requested that the NYSE MKT file a delisting application with the SEC to delist and deregister Baker common capital stock (“Baker Common Stock”). On October 15, 2013, the NYSE MKT filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister Baker Common Stock. Baker intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of Baker Common Stock and the suspension of Baker’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

At the Effective Time, each Share not purchased in the Offer (except for Shares held by shareholders of Baker who duly exercised their dissenters rights under the PBCL in connection with a “short-form” merger, if any) was converted into the right to receive the Merger Consideration, without interest and subject to any applicable withholding taxes (other than Shares held by Baker as treasury stock, held by a wholly owned subsidiary of Baker or held by Baker International or Merger Sub, which were cancelled without consideration).

At the Effective Time, each holder of a certificate formerly representing any Shares no longer had any rights with respect to the Shares, except for the right to receive the Merger Consideration upon surrender thereof.

The information set forth in Items 2.01, 3.01, 5.01, 5.02 and 5.03 are hereby incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

As a result of Merger Sub’s acceptance of and payment for Shares that were validly tendered in the Offer and not validly withdrawn and the consummation of the Merger under Section 1924(b) of the PBCL on October 11, 2013, a change in control of Baker occurred. Upon the Effective Time, Baker became a wholly owned subsidiary of Baker International.

The information set forth in Items 2.01, 3.01, 3.03 and 5.02 are hereby incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, at the Effective Time, Robert N. Bontempo, Ph.D., Nicholas P. Constantakis, CPA, David L. DeNinno, Esq., General (Ret.) Robert H. Foglesong, Mark E. Kaplan, CPA, Pamela S. Pierce and David N. Wormley, Ph.D. resigned as directors of Baker. Each director resigned pursuant to the Merger Agreement, and no director resigned because of any disagreement with Baker on any matter relating to Baker’s operation, policies or practices. The other information required by Item 5.02 of Form 8-K regarding Baker’s former directors has been previously disclosed in Baker’s Solicitation/Recommendation Statement on Schedule 14D-9, originally filed by Baker with the SEC on September 9, 2013, as amended, which is included as Exhibit 20.1 to this report, and such information is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the Effective Time, Thomas J. Campbell and Douglas T. Lake, the directors of Merger Sub immediately prior to the Effective Time, became the directors of Baker following the Merger. The other information required by Item 5.02 of Form 8-K regarding Thomas J. Campbell and Douglas T. Lake has been previously disclosed in the Tender Offer Statement on Schedule TO, originally filed by Merger Sub on September 9, 2013, as amended, which is included as Exhibit 20.2 to this report, and such information is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, Baker’s articles of incorporation were amended and restated in their entirety to be identical to the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the corporation is “Michael Baker Corporation” (the “Amended and Restated Articles of Incorporation”).

Pursuant to the Merger Agreement, at the Effective Time, Baker’s bylaws were amended and restated in their entirety to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the corporation is “Michael Baker Corporation” (the “Amended and Restated Bylaws”).

The foregoing discussion of the Amended and Restated Articles of Incorporation and Bylaws of Baker do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibit 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On October 8, 2013, Baker and Baker International issued a joint press release announcing the results and expiration of the Offer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. On October 11, 2013, Baker and Baker International issued a joint press release announcing the consummation of the Merger and the closing of the transactions contemplated thereby. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

3.1*	Amended and Restated Articles of Incorporation of Michael Baker Corporation, dated as of October 11, 2013.

3.2*	Bylaws of Michael Baker Corporation, dated as of October 11, 2013.

20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Michael Baker Corporation (incorporated by reference in its entirety as originally filed with the SEC on September 9, 2013, as amended).

20.2	Tender Offer Statement on Schedule TO of CDL Acquisition Co. Inc. (incorporated by reference in its entirety as originally filed with the SEC on September 9, 2013, as amended).

99.1	Press Release published October 8, 2013 (incorporated by reference to Exhibit (a)(5)(J) to Amendment No. 3 of the Schedule 14D-9 of Michael Baker Corporation filed with the SEC on October 8, 2013).

99.2	Press Release published on October 11, 2013 (incorporated by reference to Exhibit (a)(5)(K) to Amendment No. 4 of the Schedule 14D-9 of Michael Baker Corporation filed with the SEC on October 11, 2013).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL BAKER CORPORATION

By:	/s/ H. James McKnight
H. James McKnight
Office of the Chief Executive, Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: October 15, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Amended and Restated Articles of Incorporation of Michael Baker Corporation, dated as of October 11, 2013.

3.2*	Bylaws of Michael Baker Corporation, dated as of October 11, 2013.

20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Michael Baker Corporation (incorporated by reference in its entirety as originally filed with the SEC on September 9, 2013, as amended).

20.2	Tender Offer Statement on Schedule TO of CDL Acquisition Co. Inc. (incorporated by reference in its entirety as originally filed with the SEC on September 9, 2013, as amended).

99.1	Press Release published October 8, 2013 (incorporated by reference to Exhibit (a)(5)(J) to Amendment No. 3 of the Schedule 14D-9 of Michael Baker Corporation filed with the SEC on October 8, 2013).

99.2	Press Release published on October 11, 2013 (incorporated by reference to Exhibit (a)(5)(K) to Amendment No. 4 of the Schedule 14D-9 of Michael Baker Corporation filed with the SEC on October 11, 2013).

*	Filed herewith.